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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated April 23, 1998 (except for Note 13, as to which the date is June 15, 1998 and Note 6 as to which the date is June 18, 1998) included in Station Casinos, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998 and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


Las Vegas, Nevada
February 10, 1999